EXHIBIT 99.2

BAGS INVESTMENT GROUP

COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2017

TABLE OF CONTENTS

Page No.

INDEPENDENT ACCOUNTANTS' AUDIT REPORT	1
COMBINED FINANCIAL STATEMENTS

Combined Balance Sheet	2
Combined Statement of Income	4
Combined Statement of Changes in Equity	5
Combined Statement of Cash Flows	6
Notes to Combined Financial Statements	8

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Bags Investments Group

We have audited the accompanying combined financial statements of Bags Investments Group, (the “Company”) which comprise the combined balance sheet as of December 31, 2017 and the related combined statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the combined financial statements, the combined financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ Rosenfield and Company, PLLC

Orlando, Florida
October 31, 2018

BAGS INVESTMENT GROUP
COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
RESTATED

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,119,936
Accounts receivable, net	15,181,230
Inventories	1,201,562
Prepaid expenses	2,085,387

TOTAL CURRENT ASSETS	23,588,115

OTHER ASSETS:
Property and equipment, net	2,537,299
Goodwill	3,434,394
Other intangible assets, net	371,666
Deposits	185,844

TOTAL OTHER ASSETS	6,529,203

$30,117,318

BAGS INVESTMENT GROUP
COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
RESTATED

LIABILITIES & OWNER'S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,799,898
Deposits payable	2,185,895
Payroll payable	1,415,144
Line of credit	2,000,000
Current portion of long-term debt	2,619,085
Current portion of capital lease obligations	289,045
Deferred revenue	708,037

TOTAL CURRENT LIABILITIES	16,017,104

OTHER LIABILITIES:
Long-term debt, less current portion	5,302,210
Capital lease obligations, less current portion	46,463
Deferred rent	113,638
Deposits payable	8,275

TOTAL OTHER LIABILITIES	5,470,586

TOTAL LIABILITIES	21,487,690

OWNER'S EQUITY:
Common stock	11,260
Additional paid-in capital	6,024,847
Retained earnings	1,563,012

TOTAL OWNER'S EQUITY	7,599,119

Non-controlling interest	1,030,509

$30,117,318

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED
DECEMBER 31, 2017
RESTATED

Revenues	$144,623,883

Operating expenses	106,628,372

Gross profit	37,995,511

Selling, general and administrative	18,291,885
Depreciation and amortization	1,912,282

Net income from operations	17,791,344

Interest expense, net	371,600

Net income before non-controlling interest	17,419,744

Net income attributable to non-controlling interest	307,794

Net income	$17,111,950

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED
DECEMBER 31, 2017
RESTATED

	Common	Paid-In	Retained		Non-controlling
	Stock	Capital	Earnings	Total	Interest	Total

BALANCE, DECEMBER 31, 2016	$ 7,510	$ 5,781,268	$ 1,422,697	$ 7,211,475	$ 1,945,382	$ 9,156,857

Net income	—	—	17,111,950	17,111,950	307,794	17,419,744

Distributions	—	—	(17,696,997)	(17,696,997)	(249,976)	(17,946,973)

Non-controlling interest	3,750	243,579	725,362	972,691	(972,691)	—

BALANCE, DECEMBER 31, 2017	$ 11,260	$ 6,024,847	$ 1,563,012	$ 7,599,119	$ 1,030,509	$ 8,629,628

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
DECEMBER 31, 2017
RESTATED

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 17,111,950
Net income attributable to non-controlling interest	307,794
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	1,912,282
Deferred revenue and rent amortization	(80,784)
(Gain) loss on disposal of property and equipment	(26,151)
Changes in operating assets and liabilities:
Accounts receivable	(1,809,464)
Inventories	(11,910)
Prepaid expenses	(1,645,073)
Accounts payable and accrued expenses	(976,877)
Deposits	(35,089)
Payroll payable	(1,099,202)
Deferred revenue	708,037
Net cash from operating activities	14,355,513

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,045,128)
Disposal of property and equipment	173,849
Other	60,408
Net cash from investing activities	(810,871)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt proceeds	2,917,000
Repayments of debt	(3,472,724)
Repayments of capital lease obligations	(201,618)
Distributions to non-controlling interest	(249,976)
Distributions to owner	(14,504,422)
Net cash from financing activities	(15,511,740)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,967,098)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,087,034

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,119,936

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
December 31, 2017
RESTATED

SUPPLEMENTAL CASH FLOW INFORMATION:

INTEREST PAID	$ 372,313

NON-CASH OWNER DISTRIBUTIONS

Investments	389,973
Notes receivable	401,950
Land & buildings	979,711
Due from owner	1,420,941

$ 3,192,575

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations -
-------------------------
Bags Investment Group (the “Combined Entities” or the “Company”) combines the consolidated financial statements of ZWB Holding, Inc. (ZWB), CCM Investments Group, LLC (CCM) and Rynn’s Luggage Corporation (RLC).

The ZWB, CCM and RLC consolidated financial statements are included as of and for the year ended December 31, 2017.

ZWB is headquartered in Orlando, Florida. ZWB provides travel and hospitality services to airlines, theme parks, resorts, hotels, airports, parking lots and cruise ports throughout the United States and Canada. The services include remote airline check-in (RAC), baggage handling, delivery services, skycap, wheelchair, bellhop, coat check, valet and self-parking operations. Additionally, ZWB manages and services delayed and elective baggage delivery operations (BAGS VIP) for all of the major airlines in airports throughout the United States.

CCM is headquartered in Orlando, Florida. CCM provides travel and hospitality services to airlines, resorts, hotels, airports, and cruise ports in the central Florida area. The services include sorting, handling and transporting large volumes of baggage to and from the Orlando International Airport and Walt Disney World Resort Hotels and the Disney Cruise Line terminal at Port Canaveral. Additionally, CCM services delayed and elective baggage delivery operations for all of the major airlines at the Orlando International Airport.

RLC is headquartered in Dallas, Texas. RLC’s primary service is the repair and replacement of damaged luggage for airlines located nationwide. RLC derives the balance of its revenue from wholesale and retail sales of luggage and accessories.

Consolidation policy -
-------------------------
ZWB’s consolidated financial statements include the accounts of wholly owned subsidiaries including Baggage Airline Guest Services, Inc. (BAGS), Home Serv Delivery, LLC (HSD), Orlando DTTS, LLC (DTTS), Merritt Trucking, LLC as well as many other wholly owned subsidiaries not listed here. Either directly or through an intermediary company, each of these entities is wholly owned by ZWB, which is wholly owned by Craig Mateer (Mateer).

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Consolidation policy - (continued)
-----------------------------------------

CCM’s consolidated financial statements include the accounts of wholly owned operating subsidiaries including TRUK, LLC, Hospitality CCGS Holdings, LLC, RSF Staff, LLC, and City Side Services, LLC. Either directly or through an intermediary company, each of the above entities is wholly owned by CCM, which is wholly owned by Mateer.

RLC’s consolidated financial statements include the accounts of wholly owned subsidiaries including Rynn’s Luggage of Texas and Netbags.com, LLC. RLC is owned 75% by Mateer and 25% by one other shareholder. The other shareholder is actively involved in the day to day operations of RLC. The non-controlling interest on the combined financial statements reflects the equity ownership in RLC of the other shareholder.

All significant intercompany transactions and related year-end balances have been eliminated in consolidation.

Combination policy -
--------------------------

The accompanying combined financial statements, referred to as Bags Investment Group include the accounts of the companies listed previously. The Combined Entities have been presented on a combined basis due to their related operations, common ownership, and common management control.

All significant intercompany transactions and related year-end balances have been eliminated in combination.

Use of estimates -
--------------------
The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Estimates and assumptions used by management affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Fair value measurements -
--------------------------------
In certain circumstances, specific assets and liabilities may be required to be recognized at fair value. Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date. The Combined
Entities utilize market data or assumptions that market participants would use in pricing the assets or liability under a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring entities to develop their own assumptions.

Cash and cash equivalents -
--------------------------------
Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

Accounts receivable -
---------------------------
Accounts receivable are for services performed based on contracted and invoiced prices. Credit is extended to customers in the normal course of business and ongoing credit evaluations are performed to determine if allowances are necessary for uncollectable accounts.

The carrying amount of receivables is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews each receivable balance that exceeds 60 days from the invoice due date and based on historical bad debt experience and management’s evaluation of customer creditworthiness, estimates that portion, if any, of the balance that will not be collected. No interest is charged on delinquent receivables. The allowance for doubtful accounts was approximately $151,000 as of December 31, 2017.

Inventory -
------------
Inventories, which consist of luggage available for sale, are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Fair value of financial instruments -
-----------------------------------------
The fair value of the Combined Entities financial instruments approximate their carrying amounts, either because the expected collection or payment period is relatively short or because the terms are similar to market terms.

Property and equipment -
------------------------------
Property and equipment are stated at historical cost and depreciated using the straight-line method over the following estimated useful lives:

Computer equipment	2 - 3 years
Furniture and equipment	3 - 7 years
Vehicles	3 - 7 years
Software	2 - 5 years

Gains or losses on disposition of property and equipment are reflected in income. Repair and maintenance costs are expensed as incurred.

Long-lived assets -
---------------------
The Combined Entities record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. There were no indicators of impairment for 2017.

Goodwill -
------------
Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in connection with the business acquisition. In accordance with generally accepted accounting principles, goodwill is not amortized since it has as indefinite life. Instead, it is tested annually for impairment. The Company completed its impairment assessment by performing a qualitative analysis as permitted. Among the qualitative factors considered were the following: the substantial margin by which the reporting unit passed the previous impairment analysis; the continued strong performance of the reporting unit; the importance of the reporting unit to the Company’s strategic plan; and a lack of identified negative factors. The Company concluded, on a more-likely-than-not basis, that no goodwill impairment existed at December 31, 2017.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Other intangible assets -
-----------------------------
Other intangible assets are non-physical assets such as patents, covenants not to compete and other purchased contracts having a useful life greater than one year. If other intangible assets are determined to have a useful life, then its value is amortized over that useful life. Patents are amortized on a straight-line basis over 5 years, covenants not to compete 2 to 7 years and airline contracts over 2 to 4 years.
If at any point there is determined to be a decline in the remaining value of an intangible asset below its carrying amount, then the difference is recognized as an impairment expense. Management does not believe any intangible asset had a decline in value less than the carrying amount as of December 31, 2017.

Deposits payable -
--------------------
The Combined Entities consider all customer-related pass through fees collected or invoiced on behalf of the customer and not yet paid to be deposits payable.

Deferred revenue -
----------------------
Deferred revenues are advance payments recorded on the balance sheet as a liability until the services have been rendered. As the services are rendered deferred revenues are recognized as revenues on the income statement.

Accounting for income taxes -
------------------------------------
The Combined Entities have elected S corporation status, as defined by the Internal Revenue Code, whereby the companies are not subject to taxation for federal purposes. Under S corporation status, the owners of the companies report their share of taxable earnings or losses in their personal tax returns. While the Combined Entities are S corporations, consideration is given to the recognition and measurement of tax positions that meet a “more-likely-than-not” threshold. A tax position is a position taken in previously filed tax returns or a position expected to be taken in future tax returns that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions included the Combined Entities status as pass-through entities. The recognition and measurement of tax positions taken for various jurisdictions consider the amounts and probabilities of outcomes that could be realized upon settlement using the facts, circumstances, and information available at the reporting date. The Combined Entities have determined that they do not have any material unrecognized tax benefits or obligation as of December 31, 2017. The federal income tax returns for 2014, 2015 and 2016 are subject to examination by the IRS, generally three years after they were filed.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Uncertain tax positions -
-----------------------------
Management has determined that the Combined Entities do not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Combined Entities tax returns will not be challenged by the taxing authorities and that the Combined Entities or its owners will not be subject to additional tax, penalties, and interest as a result of such challenge.

Compensated absences -
----------------------------
Employees of the Combined Entities are entitled to paid vacations depending on job classification, length of service and other factors. Vacations are taken in the year earned. The Combined Entities do not allow employees to carryover unused vacation time to next year. Therefore, the Combined Entities have not accrued any liability for compensated absences.

Deferred rent -
------------------
Generally accepted accounting principles require the base rents on operating leases to be recorded on a straight-line basis. This requires accruing and expensing rent not yet paid. In addition, certain leases can contain escalation clauses that increase base rent. Rent expense was determined on the straight-line basis.

Debt issuance costs
-------------------------

Debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Debt issuance costs incurred in connection with loan agreements are amortized over the life of the debt using the straight-line method and included in interest expense.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Revenue recognition -
-------------------------
The Combined Entities prepare their financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Under this basis of accounting, revenues are recognized when services are completed or products are delivered. Baggage delivery revenues are recognized at the time of delivery. Labor plus contract revenues, including but not limited to wheelchair, bellhop, baggage handling and coat check are recognized at the time service is provided. Skycap and remote airline check-in revenues are recognized at the time passengers are checked-in. Valet revenues are recognized at the time cars are delivered to the customer. Luggage sales are recognized at the time luggage is delivered to the customer.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

2. RESTATEMENT:

The Company has restated its previously issued 2017 combined financial statements for matters related to the following previously reported items: owner distributions, accrued workers compensation claims; and non-controlling interest. The accompanying financial statements for 2017 have been restated to reflect the corrections.

The following is a summary of the restatements for 2017:

Increase in owner distributions			$ 3,152,044
Increase in accrued workers compensations claims			(105,611)
Non-controlling interest			(307,794)

Total increase in 2017 net income			$ 2,738,639

The effect on the Company’s previously issued 2017 financial statements is summarized as follows:

Effects on Combined Balance Sheet accounts as of December 31, 2017

	Previously	Increase
	Reported	(Decrease)	Restated

Accounts payable and accrued expenses	$ 6,694,287	$ 105,611	$ 6,799,898
Retained earnings	$ 1,668,623	$ (105,611)	$ 1,563,012

Effects on Combined Statement of Cash Flows for the Year Ended December 31, 2017

	Previously	Increase
	Reported	(Decrease)	Restated

Changes in accounts payable and accrued expenses	$ (1,082,488)	$ 105,611	$ (976,877)
Distributions to non-controlling interest	0	$ 249,976	$ 249,976
Distributions to owner	$ 11,602,354	$ 2,902,068	$ 14,504,422

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

RESTATEMENT (CONTINUED):

Effects on Combined Statement of Income for the Year Ended December 31, 2017

	Previously	Increase
	Reported	(Decrease)	Restated

Revenues	$ 144,623,883	0	$ 144,623,883

Operating expenses	106,522,761	105,611	106,628,372

Gross profit	38,101,122	(105,611)	37,995,511

Selling, general and administrative	21,443,929	(3,152,044)	18,291,885
Depreciation and amortization	1,912,282	0	1,912,282

Net income from operations	14,744,911	3,046,433	17,791,344

Interest expense, net	371,600	0	371,600

Net income before non-controlling interest	14,373,311	3,046,433	17,419,744

Net income attributable to non-controlling interest	0	307,794	307,794

Net income	$ 14,373,311	$ 2,738,639	$ 17,111,950

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

3.    CONCENTRATION OF CREDIT RISK:

As a condition of its loans, the Combined Entities have agreed to maintain primary deposits with its lender during the term of its loans. The Combined Entities maintain significant cash balances with its lender. The Combined Entities also place cash and cash equivalents with a number of other financial institutions. Interest bearing accounts at each bank are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Combined Entities have not experienced any losses in such accounts and believe it is not exposed to any significant credit risk on cash and cash equivalents.

Concentration of credit risk with respect to its accounts receivable is limited due to short payment terms for major customers. For the year ended December 31, 2017, 70% of the Combined Entities revenues were from four customers each representing 25%, 22%, 13%, and 10%, individually. Additionally, as of December 31, 2017, 62% of the Combined Entities accounts receivable were due from four customers each representing 25%, 14%, 10% and 13% individually.

4.    PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following as of December 31, 2017:

Computer equipment	$1,231,052
Furniture and equipment	1,310,783
Vehicles	4,700,156
Software	1,741,734
8,983,725
Accumulated depreciation	(6,446,426)
$2,537,299

Depreciation expense totaled approximately $1,567,000 for the year ended December 31, 2017

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

5.    GOODWILL:

On June 18, 2009, HSD purchased assets of Diversified Services International, LLC and Distribution Solutions International, Inc. for $500,000. Goodwill of $470,176 was recorded in connection with the acquisition.

On November 18, 2010, HSD purchased assets of Rynn’s Logistics and Procurement Services, LLC for $2,000,000. Goodwill of $1,500,000 was recorded in connection with the acquisition.

On March 31, 2013, Mateer purchased 50% of RLC for $1,350,000 resulting in an estimated fair market value for RLC of $2,700,000. Goodwill of $1,464,218 was recorded in connection with the acquisition. On April 1, 2017, Mateer acquired an additional 25% and owns 75% of RLC.

6.    OTHER INTANGIBLE ASSETS:

The following are intangible assets as of December 31, 2017:

	Year	Cost	Accumulated Amortization	Net

Covenants not to compete	2012	$630,000	$(543,334)	$86,666
Luggage delivery contract	2015	720,000	(435,000)	285,000

Totals		$1,350,000	$(978,334)	$371,666

Amortization expense was approximately $345,000 for the year ended December 31, 2017. Future amortization will be $245,000 and $126,666 for the years ended December 31, 2019 and 2020, respectively

7.    DEFERRED REVENUES:

During 2017, the Combined Entities recognized revenues of approximately $53,000 related to advance payments received from customers in 2016 for services rendered in 2017 and deferred revenue of approximately $708,000 for advance payments received from customers in 2017 for services to be rendered in 2018.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

8.    DEFERRED RENT:

The Combined Entities entered certain lease agreements where they were initially not required to make rent payments for a period of time. During the period the Combined Entities accrued rent expenses and recorded the liability as deferred rent. The Combined Entities are amortizing the deferred rent balance against its future rent expense in order to straight-line the rent expense over the term of the lease. During 2017, the Combined Entities amortized approximately $76,000 in deferred rent.

9.    LONG-TERM DEBT:

The Combined Entities have access to a $10,000,000 credit facility. The first $2,000,000 is a line-of-credit for working capital with interest only payments due monthly at a floating interest rate of prime plus .50% with a 3.75% floor. The remainder of the credit facility is available for long-term borrowings for business acquisitions, equipment purchases and strategic opportunities. Long-term borrowings are amortized over 48 to 180 months at prime plus .50% with a 3.75% floor. Multiple notes may be issued under the credit facility. As of December 31, 2017, the Combined Entities had approximately $5,200,000 available on the credit facility.

Security consists of all property, furniture, equipment, software, intangible assets (pending and future), accounts receivable, company stock and assignment of a $5,000,000 life insurance policy on the shareholder. As of December 31, 2017, the Combined Entities are required to maintain a net worth of $5,000,000 and a minimum “debt service coverage ratio” of 1.20x, among other requirements. As of December 31, 2017, the Combined Entities are in compliance with the required debt covenants. Repayment has been guaranteed by Craig Mateer.

The credit facility and related notes payable have cross-collateralization and cross default provisions. The outstanding balance of the line-of-credit was $2,000,000 and the combined entities had approximately $2,367,000 in outstanding letters of credit as of December 31, 2017.

Subsequent to December 31, 2017, the Combined Entities executed a new credit facility which replaced the credit facility described above (See Note 13).

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

LONG-TERM DEBT (CONTINUED):

Long-term debt consisted of the following as of December 31, 2017:

Note payable, original amount of $1,207,500, payable in 60 monthly installments of $22,133 at 3.75% interest, maturing May 2018.	$109,482

Note payable, original amount of $1,970,000, refinanced on January 28, 2016, payable in 52 monthly installments of $33,237 at 4.00% interest, maturing May 2020.	914,842

Note payable, original amount of $877,756, payable in 60 monthly installments of $16,089 at 3.75% interest, maturing June 2020.	465,347

Note payable, original amount of $4,000,000, payable in 48 monthly installments of $90,415 at 4.00% interest, maturing December 2020.	2,808,502

Note payable, original amount of $1,500,000, payable in 60 monthly installments of $27,663 at 4.00% interest, maturing December 2020.	936,252

Note payable, original amount of $2,000,000, payable in 48 monthly installments of $45,211 at 4.25% interest, maturing June 2021.	1,769,870

Note payable, original amount of $917,000, payable in 48 monthly installments of $21,042 at 4.75% interest, maturing December 2021.	917,000

7,921,295
Less current portion	(2,619,085)
Long-term debt, less current portion	$5,302,210

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

LONG-TERM DEBT (CONTINUED):

Aggregate annual maturities of long-term debt are as follows:

2018	$2,619,085
2019	2,634,597
2020	2,141,511
2021	526,102

Total	$7,921,295

In 2017, the Combined Entities amortized approximately $6,600 in debt issuance costs included in interest expense.

10.    CAPITAL LEASE OBLIGATIONS:

The Combined Entities lease vehicles under capital lease agreements. The related assets are recorded in property and equipment at a cost of approximately $822,000 with accumulated amortization of approximately $637,000 at December 31, 2017. The equipment and related liabilities were initially recorded at the present value of the lease payments.

Capital lease obligations consisted of vehicle capital leases in the original aggregate amount of approximately $902,000, payable in 48 monthly installments totaling approximately $18,800 with interest between 6.47% and 7.19%, maturing from March 2018 to May 2019, secured by vehicles.

Aggregate annual maturities of capital lease obligations are as follows:

2018	$302,270
2019	47,255

Total minimum lease payments	349,525
Amount representing interest	(14,017)

Present value of net minimum leases	335,508
Current portion of capital lease obligations	(289,045)

Capital lease obligations, less current portion	$46,463

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

11.    COMMON STOCK:

Common stock shares for the Combined Entities consisted of the following as of December 31, 2017:

	Authorized	Issued and Outstanding	Par
ZWB	10,000	1,000	$0.01
RLC	50,000	15,000	$1.00

As of December 31, 2017, RLC had $500,000 in treasury stock reflected as a proportionate reduction to additional paid-in capital and non-controlling interest and CCM had $800,000 related to its initial member’s capital reflected as additional paid-in capital.

12.    COMMITMENTS:

The Combined Entities lease offices, warehouses and facilities under month to month and non-cancelable operating leases. These leases currently require monthly rental payments of approximately $210,000 and expire at various times through August 2022.

The future minimum lease payments under non-cancelable operating leases in effect at December 31, 2017 are as follows:

2018	$2,528,642
2019	2,120,887
2020	1,580,321
2021	1,030,577
2022	360,046

$7,620,473

Some leases contain rent escalation clauses and the lease expense is recognized on a strait line basis over the term of the lease.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

13.	CONTINGENTCIES:

The Company is subject to litigation in the normal course of its business. The outcomes of legal proceedings and claims brought against it and other loss contingencies are subject to significant uncertainty. The Company accrues a charge against income when its management determines that it is probable, and the amount of loss can be reasonably estimated.

In determining the appropriate accounting for loss contingencies, the Company considers the likelihood of loss and the incurrence of a liability, as well as its ability to reasonably estimate the amount of potential loss. The Company regularly evaluates current information available to determine whether an accrual should be established or adjusted. Estimating the probability that a loss will occur and estimating the amount of a potential loss or a range of potential loss involves significant estimation and judgment.

14.    RELATED PARTY TRANSACTIONS:

During 2017, the Combined Entities amortized approximately $1,199,000 of insurance premiums related to coverages provided by a captive insurance company owned by Mateer. As of December 31, 2017, the Combined Entities have approximately $1,620,000 included in prepaid expenses related to insurance premiums paid to the captive for coverage in 2018.

The Combined Entities outsource certain software maintenance to a company in which Mateer owns a 20% interest. Software expense incurred amounted to approximately $525,000 for the year ended December 31, 2017, and the Combined Entities had approximately $35,000 in accounts payable as of December 31, 2017.

The Combined Entities outsource driver payment processing to a group of companies collectively owned by a son of Mateer. Driver payment processing fees incurred amounted to approximately $595,000 for the year ended December 31, 2017, and the Combined Entities had approximately $18,000 in accounts payable related to processing fees as of December 31, 2017.

The Combined Entities leased office space from a company which is owned 75% by Mateer and 25% by the other RLC shareholder. The rental expense was $24,000 for the year ended December 31, 2017.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017
RESTATED

15.     SUBSEQUENT EVENTS:

The Combined Entities have evaluated subsequent events for possible adjustments or disclosure through October 31, 2018, the date upon which the combined financial statements were available to be issued.

On February 2, 2018, the Combined Entities entered a new credit facility providing $27,000,000 in available debt financing with a 3-year commitment. The credit facility provides $6,000,000 as a general line for working capital with interest only payments due monthly at a floating interest rate of prime plus .50% (3.75% floor). The remaining $21,000,000 is a guidance line available for letters of credit and long-term borrowings for business acquisitions, equipment purchases, land acquisitions, construction projects and strategic opportunities. Long-term borrowings are amortized over 48 to 240 months with a fixed rate determined at the time funding occurs based on prime plus .50% (3.75% floor). Multiple notes may be issued under the credit facility.

Security consists of all property, furniture, equipment, software, intangible assets (pending and future), accounts receivable, company stock and assignment of a $13,000,000 life insurance policy on the shareholder. In addition to other requirements, the Combined Entities are required to maintain a minimum “debt service coverage ratio” of 1.20x, a minimum “fixed charge coverage ratio” of 1.25x, a “leverage ratio” not to exceed 3.0x, and a net worth of approximately $7,000,000 plus 25 percent of future net income. Repayment has been guaranteed by Mateer. The credit facility and related notes payable have cross-collateralization and cross default provisions.

The Combined Entities incurred and capitalized approximately $160,000 in debt issuance costs associated with the new credit facility which will be amortized over the life of the facility on a straight-line basis and included in interest expense.

On October 17, 2018, the Company entered into a Stock Purchase Agreement with a third-party purchaser to sell 100% of the issued and outstanding shares of Company stock for cash consideration of approximately $275 million, subject to certain purchase adjustments. The sale is expected to be completed by November 30, 2018.